Exhibit A-4

MIDSTEAM
Balance Sheet - Consolidating
December 31, 2002
(Unaudited)
	Cleco Midstream Resources LLC	Cleco Evangeline LLC	Cleco Marketing & Trading LLC	Cleco Generation Services LLC	Cleco Energy Consolidated	Acadia Power Holdings LLC	Perryville Consolidated	Cleco Business Development LLC	Cleco Columbian LLC	Eliminations and Reclassifications	Cleco Midstream Consolidated

ASSETS

Current Assets
Cash and Cash Equivalents	$ -	$ 999	$ -	$ -	$ (669)	$ -	$ -	$ -	$ -	$ -	$ 330
Restricted Cash, current portion	-	6,012,000	-	-	-	1,750,000	-	-	-	-	7,762,000
Customer Accounts Receivable	-	2,739,326	-	-	-	-	4,517,806	-	-	-	7,257,132
Customer Accts Rec Intercompany	1,827,442	3,031,303	16,414,516	1,283,593	4,488,851	3,277,155	46,379	1,009	864	(3,636,711)	26,734,401
Other Accounts Receivable	36,789	47,325	19,724,332	215,431	1,341,392	4,195	131,942	-	-	-	21,501,406
Notes Receivable	-	-	-	-	-	-	-	-	-	-	-
Notes Rec Intercompany	-	-	-	-	-	-	-	-	-	-	-
Taxes Receivable	711,678	-	897,427	-	2,474,699	-	4,023,801	9	-	(3,533,630)	4,573,984
Unbilled Revenues	-	162,641	-	-	4,012,468	-	-	-	-	-	4,175,109
Unbilled Rev Intercompany	-	-	-	-	-	-	-	-	-	-	-
Fuel Inventory	-	-	-	-	-	-	-	-	-	-	-
Materials Inventory	-	1,968,281	-	455	-	-	114,010	-	-	-	2,082,746
Margin Deposits	-	-	324,602	-	-	-	-	-	-	-	324,602
Risk Management Asset	-	-	260,300	-	-	-	-	-	-	(42,165)	218,135
Accum Def Fuel - Asset	-	-	-	-	-	-	-	-	-	-	-
Accum Current Deferred Taxes, net	641,864	-	512,594	398,056	59,543	-	-	-	-	(668,233)	943,824
Other Current Assets	-	-	-	-	75,148	-	-	-	-	-	75,148

Total Current Assets	3,217,773	13,961,875	38,133,771	1,897,535	12,451,432	5,031,350	8,833,938	1,018	864	(7,880,739)	75,648,817

Property, Plant & Equipment
Property, Plant & Equipment	1,114,060	222,930,660	70,559	43,279	28,095,813	-	325,547,703	-	-	-	577,802,074
Accumulated Depreciation	(177,363)	(16,937,463)	(29,606)	(9,812)	(8,409,681)	-	(6,826,392)	-	-	-	(32,390,317)

Net Property, Plant & Equipment	936,697	205,993,197	40,953	33,467	19,686,132	-	318,721,311	-	-	-	545,411,757
Goodwill	-	-	-	-	-	-	-	-	-	-	-
Construction Work-In-Progress	19,826	634,912	15,971	38,562	645,119	-	157,775	-	-	-	1,512,165

Total PP&E	956,523	206,628,109	56,924	72,029	20,331,251	-	318,879,086	-	-	-	546,923,922

Investment in Subsidiary
Investment Consolidated	116,678,267	-	-	-	-	-	-	-	-	(116,678,267)	-
Investment Equity	-	-	-	-	697,015	272,991,148	-	-	-	-	273,688,163

Total Investment in Subsidiary	116,678,267	-	-	-	697,015	272,991,148	-	-	-	(116,678,267)	273,688,163

Other Assets
Prepayments	285,974	16,143,351	5,366	1,612	150,035	-	4,789,242	-	-	-	21,375,580
Operating Lease Asset	-	10,369,759	-	-	-	-	-	-	-	-	10,369,759
Restricted Cash, less current portion	-	23,677,446	-	-	9,173	-	22,214,079	-	-	-	45,900,698
Regulatory Assets-Def Taxes	-	-	-	-	-	-	-	-	-	-	-
Other Deferred Charges	573,866	3,705,355	193,736	234,291	40,188	-	292,970	-	-	-	5,040,406
Accum Lg-Term Deferred Inc Taxes, net	59,792	-	-	1,222,744	-	-	-	2	-	(1,282,538)	-

Total Other Assets	919,632	53,895,911	199,102	1,458,647	199,396	-	27,296,291	2	-	(1,282,538)	82,686,443

TOTAL ASSETS	$ 121,772,195	$ 274,485,895	$ 38,389,797	$ 3,428,211	$ 33,679,094	$ 278,022,498	$ 355,009,315	$ 1,020	$ 864	$ (125,841,544)	$ 978,947,345

LIABILITIES

Current Liabilities
Short-Term Debt	$ 36,750,000	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 36,750,000
Short-Term Debt Intercompany	1,270,921	(5,943,190)	273,510	(1,192,417)	9,944,497	268,049,206	(2,940,049)	-	-	-	269,462,478
Lg-Term Due in 1 Year	-	6,012,000	-	-	-	-	14,187,577	-	-	-	20,199,577
Accounts Payable	699,380	1,453,454	20,485,242	920,681	6,705,932	-	4,504,605	-	-	-	34,769,294
Retainage	-	6,232,253	-	-	-	-	-	-	-	-	6,232,253
Accrued Payroll	66,955	-	51,842	167,391	51,604	-	-	-	-	-	337,792
Customer Payable Intercompany	625,591	2,192,757	16,249,992	1,054,436	10,846,830	1,774,042	2,395,223	50	864	(3,706,448)	31,433,337
Customer Deposit	-	-	-	-	18,111	-	-	-	-	-	18,111
Taxes Accrued	-	1,057,586	-	183,160	-	2,292,885	-	-	-	(3,533,631)	-
Interest Accrued	142,917	6,418,401	-	-	-	13,983	62	-	-	69,738	6,645,101
Accum Def Fuel - Liability	-	-	-	-	-	-	-	-	-	-	-
Risk Management Liability	-	-	372,997	-	44,445	-	-	-	-	(42,165)	375,277
Accum Current Deferred Taxes, net	-	668,233	-	-	-	-	-	-	-	(668,233)	-
Other Current Liabilities	-	-	-	-	-	-	-	-	-	-	-

Total Current Liabilities	39,555,764	18,091,494	37,433,583	1,133,251	27,611,419	272,130,116	18,147,418	50	864	(7,880,739)	406,223,220

Deferred Credits
Accum Lg-Term Deferred Inc Taxes, net	-	8,008,628	185,122	-	957,519	18,822	20,742,756	-	-	(1,282,538)	28,630,309
Accum Def Investment Tax Credit	-	-	-	-	-	-	-	-	-	-	-
Regulatory Liab - Def Taxes	-	-	-	-	-	-	-	-	-	-	-
Other Deferred Credits	613,914	188,693	530,542	2,110,607	70,030	-	209,438	-	-	-	3,723,224

Total Deferred Credits	613,914	8,197,321	715,664	2,110,607	1,027,549	18,822	20,952,194	-	-	(1,282,538)	32,353,533

Long-Term Debt, net	-	202,750,000	-	-	-	-	230,421,738	-	-	-	433,171,738

TOTAL LIABILITIES	40,169,678	229,038,815	38,149,247	3,243,858	28,638,968	272,148,938	269,521,350	50	864	(9,163,277)	871,748,491

EQUITY

Preferred Stock
Not Subject to Mandatory Redemption	-	-	-	-	-	-	-	-	-	-	-
Def Stock - Preferred Stock Held by ESOP	-	-	-	-	-	-	-	-	-	-	-

Total Preferred Stock	-	-	-	-	-	-	-	-	-	-	-

Common Stock & Mbrs' Equity
Common Stock	-	-	-	-	-	-	-	-	-	-	-
Premium on Capital Stock	-	-	-	-	-	-	-	-	-	-	-
Capital Stock Expense	-	-	-	-	-	-	-	-	-	-	-
Members' Equity	81,699,072	45,447,080	288,582	238,339	5,040,126	5,873,560	85,487,965	970	-	(116,678,267)	107,397,427
Lg-Term Debt Payable Common Stock	-	-	-	-	-	-	-	-	-	-	-
Retained Earnings	-	-	-	-	-	-	-	-	-	-	-
Other Comprehensive Income	(96,555)	-	(48,032)	(53,986)	-	-	-	-	-	-	(198,573)
Treasury Stock	-	-	-	-	-	-	-	-	-	-	-

Total Common Stock & Mbrs' Equity	81,602,517	45,447,080	240,550	184,353	5,040,126	5,873,560	85,487,965	970	-	(116,678,267)	107,198,854

TOTAL EQUITY	81,602,517	45,447,080	240,550	184,353	5,040,126	5,873,560	85,487,965	970	-	(116,678,267)	107,198,854

TOTAL LIABILITIES & EQUITY	$ 121,772,195	$ 274,485,895	$ 38,389,797	$ 3,428,211	$ 33,679,094	$ 278,022,498	$ 355,009,315	$ 1,020	$ 864	$ (125,841,544)	$ 978,947,345